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                                  EXHIBIT 99.3

               Consent of David E. D'Anna To Be Named As Director

                       CONSENT OF PERSON NAMED AS DIRECTOR

         The undersigned hereby consents to being named as a person to become a director of NCO Group, Inc. (the "Company") in the Company's Registration Statement on Form S-4, relating to the merger of JDR Acquisition Inc., a wholly-owned subsidiary of the Company, with and into JDR Holdings, Inc., and in all amendments thereto filed with the Securities and Exchange Commission.



                                           /s/ David E. D'Anna
                                           -------------------------------------
                                           David E. D'Anna




Dated: February 22, 1999